Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Purple Innovation, Inc.

Lehi, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 22, 2023, relating to the consolidated financial statements and the effectiveness of Purple Innovation, Inc.’s internal control over financial reporting, of Purple Innovation, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP
BDO USA, LLP
Salt Lake City, Utah

June 15, 2023